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                                                                   EXHIBIT 23.02

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated:

  January 28, 2000, except as to Note 11, as to which the date is March 8,
     2000, with respect to DoveBid, Inc.
  February 29, 2000, with respect to B&B Custom Circuit Supplies, Inc. February 29, 2000, with respect to Unidyne International Inc.
  March 3, 2000, with respect to AccuVal Associates, Incorporated and
     LiquiTec Industries, Incorporated
  March 8, 2000, with respect to Greenwich Industrial Services, LLC
  March 2, 2000, with respect to Haltek Electronics dba Test Lab
  March 7, 2000, with respect to Philip Pollack & Co., Inc.

all in the Registration Statement (Form S-1) and related Prospectus of DoveBid, Inc. for the registration of shares of its common stock.

                                          /s/ Ernst & Young LLP
March 8, 2000
San Francisco, CA